   As filed with the Securities and Exchange Commission on August 8, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              EGGHEAD.COM, INC.
         (Exact name of the Registrant as specified in its charter)

                 Delaware                               77-0408319
      (State or other jurisdiction of                (I.R.S. employer
       incorporation or organization)               identification no.)

                              1350 Willow Road
                        Menlo Park, California  94025
                  (Address of principal executive offices)

                   Egghead.com 2000 Equity Incentive Plan
               Onsale, Inc. 1996 Employee Stock Purchase Plan
                   Onsale, Inc. 1995 Equity Incentive Plan
                          (Full title of the plan)

                                John Labbett
            Executive Vice President and Chief Financial Officer
                              1350 Willow Road
                        Menlo Park, California  94025
                               (650) 470-2400
          (Name, address and telephone number of agent for service)

                                 Copies to:
                            Horace L. Nash, Esq.
                            Thomas J. Hall, Esq.
                             Fenwick & West LLP
                            Two Palo Alto Square
                         Palo Alto, California 94306

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                   Proposed             Proposed
                                  Amount            Maximum              Maximum
Title of Shares                    To Be           Aggregate            Aggregate             Amount of
To Be Registered                Registered      Price Per Share       Offering Price       Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value per share       3,045,587 (1)    $2.40625 (2)         $7,328,444 (2)          $1,935
-----------------------------------------------------------------------------------------------------------

(1) Represents 1,000,000 shares reserved for issuance upon the exercise of options granted or that may be granted under the 2000 Equity Incentive Plan, an additional 1,487,700 shares reserved for issuance upon the exercise of options granted or that may be granted under the 1995 Equity Incentive Plan, and an additional 557,887 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on August 2, 2000.

          PART II:  INFORMATION REQUIRED IN THE REGISTRTION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a)    our most recent annual report on Form 10-K;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

     (c) the description of our common stock contained in our registration statement on Form 8-A filed under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, under the Securities Act of 1933.

     As permitted by the Delaware General Corporation Law, our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     . for any breach of the director's duty of loyalty to us or our stockholders;

     . for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     . Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

     . for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, our bylaws, as amended, provide that:

     . we are required to indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions;

     . we are required, with certain exceptions, to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law;

     .    the rights conferred in the Bylaws are not exclusive; and

     . we are authorized to enter into indemnity agreements with our directors, officers, employees, and agents.

     We entered into indemnity agreements with each of our current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. The indemnification provisions in our certificate of incorporation, bylaws and the indemnity agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

     We have also obtained directors' and officers' liability insurance that will include coverage for securities matters. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     See also the undertakings set out in response to Item 9.

     Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:


Document
--------

Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 19, 1999 (see Exhibit 4.01).

Amended and Restated Bylaws, as adopted on September 10, 1999 (see Exhibit
4.02).

Form of Indemnity Agreement entered into by the Registrant with certain of its directors and executive officers (incorporated by reference to exhibit 10.01 to the Registrant's annual report on Form 10-K, filed with the Commission on March 30, 2000).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.                                         EXHIBITS.

                                                                                     Incorporated by Reference
          Exhibit                                                                    -------------------------               Filed
          Number                         Exhibit Description                   Form    File No.    Exhibit    Filing Date   Herewith

          -------                        -------------------                   ----    --------    -------    -----------   --------

           4.01              Amended and Restated Certificate of               S-4   333-873777        3.02       09/17/99
                             Incorporation, as filed with the Delaware
                             Secretary of State on November 19, 1999.

           4.02              Amended and Restated Bylaws, as adopted on        S-8    333-91045        4.05       11/16/99
                             September 10, 1999.

           4.03              Form of Certificate of the Registrant's common    S-3    333-91553        4.02       11/23/99
                             stock.

           4.04              Egghead.com 2000 Equity Incentive Plan, as                                                        X
                             adopted on March 13, 2000, and form of related
                             agreements.

           4.05              Onsale, Inc. 1995 Equity Incentive Plan, as       S-4    333-87377       10.12       09/17/99
                             amended and restated on September 10, 1999, and
                             form of related agreements.

           4.06              Onsale, Inc. 1996 Employee Stock Purchase Plan,   S-8   333- 58991        4.01       07/13/98
                             as amended and restated on March 16, 1998.

           4.07              Form of agreements related to the Onsale, Inc.    S-4    333-87377       10.13       09/17/99
                             1996 Employee Stock Purchase Plan.

           5.01              Opinion of Fenwick & West LLP regarding the                                                       X
                             legality of the securities being registered.

           23.01             Consent of Fenwick & West LLP (included in                                                        X
                             Exhibit 5.01).

           23.02             Consent of PricewaterhouseCoopers LLP,                                                            X
                             Independent Public Accountants.

           23.03             Consent of Arthur Andersen LLP, Independent                                                       X
                             Public Accountants.

           24.01             Power of Attorney (see signature page following                                                   X
                             Item 9).

ITEM 9.     UNDERTAKINGS.

We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that (a) and (b) do not apply if the information required to be included in a post-effective amendment by (a) and (b) is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one or more of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, state of California, on this 8th day of August, 2000.

                                         EGGHEAD.COM, INC.


                                         By: /s/ John E. Labbett
                                             -------------------
                                             John E. Labbett
                                             Executive Vice President and
                                             Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints S. Jerrold Kaplan and John E. Labbett, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                Date
---------                                      -----                                ----

Principal Executive Officer:

/s/ Jeffrey F. Sheahan               Chief Executive Officer,                  August 8, 2000
---------------------------------    President and Director
Jeffrey F. Sheahan

Principal Financial Officer and
Principal Accounting Officer:

/s/ John E. Labbett                  Executive Vice President                  August 8, 2000
---------------------------------    and Chief Financial Officer
John E. Labbett

Additional Directors:

/s/ S. Jerrold Kaplan                Co-Chairman of the Board of Directors     August 8, 2000
-----------------------
S. Jerrold Kaplan

/s/ George Orban                     Co-Chairman of the Board of Directors     August 8, 2000
-----------------------
George Orban

/s/ James J. Barnett                 Director                                  August 8, 2000
-----------------------
James J. Barnett

/s/ C. Scott Gibson                  Director                                  August 8, 2000
-----------------------
C. Scott Gibson

/s/ Peter L. Harris                  Director                                  August 8, 2000
-----------------------
Peter L. Harris

/s/ Kenneth J. Orton                 Director                                  August 8, 2000
-----------------------
Kenneth J. Orton

/s/ Robert T. Wall                   Director                                  August 8, 2000
-----------------------
Robert T. Wall

/s/ Karen White                      Director                                  August 8, 2000
-----------------------
Karen White

                                 EXHIBIT INDEX

                                                                                     Incorporated by Reference
          Exhibit                                                                    -------------------------               Filed
          Number                         Exhibit Description                   Form    File No.    Exhibit    Filing Date   Herewith

          -------                        -------------------                   ----    --------    -------    -----------   --------

           4.01              Amended and Restated Certificate of               S-4   333-873777        3.02       09/17/99
                             Incorporation, as filed with the Delaware
                             Secretary of State on November 19, 1999.

           4.02              Amended and Restated Bylaws, as adopted on        S-8    333-91045        4.05       11/16/99
                             September 10, 1999.

           4.03              Form of Certificate of the Registrant's common    S-3    333-91553        4.02       11/23/99
                             stock.

           4.04              Egghead.com 2000 Equity Incentive Plan, as                                                        X
                             adopted on March 13, 2000, and form of related
                             agreements.

           4.05              Onsale, Inc. 1995 Equity Incentive Plan, as       S-4    333-87377       10.12       09/17/99
                             amended and restated on September 10, 1999, and
                             form of related agreements.

           4.06              Onsale, Inc. 1996 Employee Stock Purchase Plan,   S-8    333-58991        4.01       07/13/98
                             as amended and restated on March 16, 1998.

           4.07              Form of agreements related to the Onsale, Inc.    S-4    333-87377       10.13       09/17/99
                             1996 Employee Stock Purchase Plan.

           5.01              Opinion of Fenwick & West LLP regarding the                                                       X
                             legality of the securities being registered.

           23.01             Consent of Fenwick & West LLP (included in                                                        X
                             Exhibit 5.01).

           23.02             Consent of PricewaterhouseCoopers LLP,                                                            X
                             Independent Public Accountants.

           23.03             Consent of Arthur Andersen LLP, Independent                                                       X
                             Public Accountants.

           24.01             Power of Attorney (see signature page following                                                   X
                             Item 9).

                                       1